CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statement on Form S-8 (File No. 33-93454), dated June 14, 1995, with regard to BT Financial Corporation 401(K) Plan for Banking
Employees, of our report dated January 28, 1998, on our audits of the consolidated financial statements of BT Financial Corporation and affiliates as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.



                                      /s/ Coopers & Lybrand LLP
Pittsburgh, PA
March 25, 1998